Exhibit 99.1

RELEASE
November 2023

DZS Inc. Receives Expected Nasdaq Notice Regarding Late Form 10-Q Filing

DALLAS, Texas, USA, Nov. 16, 2023 – DZS Inc. (“DZS” or the “Company”) (Nasdaq: DZSI), a global leader of access, optical and AI-driven cloud software solutions, announced today that on November 10, 2023, as expected, it received a delinquency notification letter from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with the continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because the Company did not timely file its Quarterly Report on Form 10-Q for the three months ended September 30, 2023 (the “Third Quarter 10-Q”). The notification letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.
As previously reported by the Company in its Notification of Late Filing on Form 12b-25, filed with the Securities and Exchange Commission on November 9, 2023, the Company was unable to timely file the Third Quarter 10-Q without unreasonable effort or expense by the prescribed due date for such filing.
As previously disclosed, following the Company’s failure to file its Quarterly Report on Form 10-Q for the three months ended June 30, 2023 (the “Second Quarter 10-Q” and, together with the Third Quarter 10-Q, the “Delinquent Reports”), the Company submitted a plan to regain compliance with the Rule (the “Compliance Plan”), and Nasdaq granted an exception for the Company to submit an update to the Compliance Plan on or before November 24, 2023. At such time, Nasdaq will consider whether to provide the Company a further extension until February 5, 2024.
Although the Company cannot at this time estimate when it will file the Delinquent Reports, it is diligently pursuing completion of the previously disclosed restatements and intends to make such filings as soon as reasonably practicable.
About DZS Inc.
DZS Inc. (Nasdaq: DZSI) is a global leader of access, optical and AI-driven cloud software solutions.
DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s plans to file the Delinquent Reports and its ability to comply with the continued listing requirements under the Rule. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s filings with the Securities and Exchange Commission available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, these risks and uncertainties include, but are not limited to, changes in the effects of the previously disclosed restatements on the Company’s financial statements or financial results and delay in the filing of the Company’s periodic reports with the SEC, including the Delinquent Reports, due to the Company’s efforts to complete the previously disclosed restatements. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. DZS undertakes no obligation to update or revise any forward-looking statements for any reason.
For further information see: www.DZSi.com.
DZS on Twitter: https://twitter.com/dzs_innovation
DZS on LinkedIn: https://www.linkedin.com/company/DZSi/